Exhibit 99.1

GOLDFIELD ANNOUNCES 2018 FOURTH-QUARTER AND FULL-YEAR RESULTS
Company Achieves Record Annual Revenues

MELBOURNE, Florida, March 12, 2019 - The Goldfield Corporation (NYSE American: GV), a leading provider of electrical construction services for the utility industry and industrial customers, today announced its financial results for the three months and full year ended December 31, 2018. Through its subsidiaries, Power Corporation of America, C and C Power Line, Inc., Southeast Power Corporation and Precision Foundations, Inc., Goldfield provides electrical construction services primarily in the Southeast, mid-Atlantic, and Texas-Southwest regions of the United States. To a lesser extent, Goldfield is also engaged in real estate operations focused on the development of residential properties on the east coast of Central Florida.
President and Chief Executive Officer John H. Sottile said, “In 2018 Goldfield achieved record revenue of $138.1 million, an increase of 21.2% from 2017. While we are encouraged by our strong revenue growth, our results were impacted by lower profit margins resulting from escalating costs and competitive pressures in our electrical construction segment. We are in the process of bidding certain substantial MSA contracts with some of our largest customers with the goal of improving future profit margins.”
Sottile concluded, “As we look ahead to 2019, we see the potential for significant growth in both our customer base and services across our Texas-Southwest and mid-Atlantic regions, with particular focus on increasing EPC (engineering, procurement and construction) opportunities. Our labor force remains strong, and we believe we have the right team in place to execute our projects and to build on our momentum in 2019. In our real estate development operations, we expect to see a positive impact on both revenue and profit in the first half of 2019 associated with the closing of sales from recently completed real estate projects.”

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Year Ended December 31, 2018
For the year ended December 31, 2018, compared to 2017:

•	Consolidated revenue increased 21.2% to a record $138.1 million from $114.0 million, attributable to increased electrical construction operations.

•	Electrical construction revenue increased 25.1% to $136.5 million from $109.2 million primarily due to increases in both master service agreements (“MSA”) and non-MSA customer project activity.

•	Real estate development revenue decreased to $1.6 million from $4.8 million mainly due to the reduced number of completed units available for sale through year-end.

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Gross margin on electrical construction decreased to 16.5% from 20.6%, attributable to a change in project mix, resulting in a higher volume of lower margin projects mainly due to increased competition.

•	Gross margin on real estate development was 37.6% compared to 34.4%.

•
Operating income decreased to $7.6 million from $10.2 million, mainly due to an increase in depreciation expense, a decrease in real estate development activity and lower margins on electrical construction projects.

•	Net income decreased to $5.0 million, or $0.20 per share, compared to $8.3 million, or $0.33 per share.

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EBITDA (a non-GAAP measure)(1) was $16.1 million compared to $17.1 million. This decrease was primarily due to the decrease in real estate development segment margin, and higher SG&A expenses, partially offset by an increase in gain on sale of property and equipment.

Quarter Ended December 31, 2018
For the quarter ended December 31, 2018, compared to the same period in 2017:

•	Total revenue increased 23.9% to $36.7 million from $29.6 million, due to the increases in electrical construction operations.

•	Electrical construction revenue increased 34.4% to $36.7 million from $27.3 million, primarily due to increases in both MSA and storm work project activity.

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Real estate development revenue was not significant for the quarter ended December 31, 2018. In 2017 such revenue was $2.3 million. The decrease in revenue was due to the reduced number of completed units available for sale through year-end.

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Gross margin on electrical construction decreased to 13.4% from 15.7%, attributable to a change in project mix, resulting in a higher volume of lower margin projects mainly due to increased competition.

•	Gross margin on real estate development was (32.0)% compared to 37.4%, mainly due to the decline in the number of completed units available for sale through year-end.

•	Operating income decreased to $853,000 from $1.6 million, mainly due to a decrease in real estate development activity and an increase in depreciation expense.

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Net income decreased to $664,000, or $0.03 per share, from $3.3 million, or $0.13 per share. Net income for the three months ended December 31, 2017, included a one-time $2.5 million, or $0.10 per share, income tax benefit primarily due to the enactment of the Tax Cuts and Jobs Act in 2017.

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EBITDA (a non-GAAP measure)(1) was $3.3 million compared to $3.2 million. This increase was primarily due to higher gross margin for electrical construction and an increase in gain on sale of property and equipment, partially offset by lower gross margin in our real estate development.

Backlog
At December 31, 2018, total backlog of $214.5 million remained approximately unchanged from December 31, 2017. Total backlog includes total revenue estimated over the remaining life of the MSAs plus estimated revenue from fixed-price contracts.
The Company’s 12-month electrical construction backlog decreased 7.6% to $101.8 million from $110.2 million in 2017, mainly due to MSA backlog run-off and adjustments to existing MSA backlog estimates. The impact of future projects awarded under MSAs cannot be determined with certainty and revenue from such contracts may vary substantially from current estimates.
Backlog is estimated at a particular point in time and is not determinative of total revenue in any particular period. It does not reflect future revenue from a significant number of short-term projects undertaken and completed between the estimated dates.
Stock Buy Back Program
The Company’s Board of Directors has extended the Company’s Stock Repurchase plan from September 30, 2019 until September 30, 2020 and has increased the number of shares available for purchase under the plan. The plan previously authorized the repurchase of up to 3,500,000 shares, of which 3,273,880 have been repurchased to date. The revised plan will permit an additional 2,500,000 shares to be repurchased, increasing the amount available for repurchase to 2,726,120 shares.

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Stock repurchases may be made through a variety of methods, including open market or privately negotiated transactions. The timing and number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. Goldfield’s stock repurchase program does not obligate it to repurchase any specific dollar value or number of shares of stock, and may be suspended, increased, extended, or discontinued by the Company’s Board of Directors at any time.
Conference Call
The Company’s President and Chief Executive Officer John H. Sottile and Chief Financial Officer Stephen R. Wherry will host a conference call and webcast to discuss results at 10 a.m. Eastern time on Wednesday, March 13, 2019. To participate in the conference call via telephone, please dial (866) 373-3407 (domestic) or (412) 902-1037 (international) at least five minutes prior to the start of the event. Goldfield will also webcast the conference call live via the internet. Interested parties may access the webcast at https://78449.themediaframe.com/dataconf/productusers/gv/mediaframe/28407/indexl.html or through the Investor Relations section of the Company’s website at http://www.goldfieldcorp.com. Please access the website at least 15 minutes prior to the start of the call to register and download and install any necessary audio software. The webcast will be archived at this link or through the Investor Relations section of the Company’s website for six months.

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About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic and Texas-Southwest regions of the United States. For additional information on our fourth-quarter 2018 results, please refer to our report on Form 10-K being filed with the Securities and Exchange Commission and visit the Company’s website at http://www.goldfieldcorp.com.
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(1) Represents Non-GAAP Financial Measure - The non-GAAP financial measure used in this earnings release is more fully described in the accompanying supplemental data and reconciliation of the non-GAAP financial measure to the reported GAAP measure. The non-GAAP measure in this press release and on The Goldfield Corporation’s website is provided to enable investors and analysts to evaluate the Company’s performance excluding the effects of certain items that impact the comparability of operating results between reporting periods and compare the Company’s operating results with those of its competitors. This measure should be used to supplement, and not in lieu of, results prepared in conformity with GAAP. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:
The Goldfield Corporation
Robert Winters or Josh Littman
Phone:    (312) 445-2870
Email:     gv@alpha-ir.com

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The Goldfield Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue
Electrical construction	$36,683,860	$27,284,989	$136,526,511	$109,154,476
Real estate development	2,300	2,327,569	1,622,331	4,799,043
Total revenue	36,686,160	29,612,558	138,148,842	113,953,519
Costs and expenses
Electrical construction	31,783,364	22,995,464	113,976,157	86,714,412
Real estate development	3,037	1,456,189	1,012,098	3,147,791
Selling, general and administrative	1,662,970	1,651,533	7,336,475	6,611,315
Depreciation and amortization	2,405,545	1,831,537	8,436,972	7,217,901
(Gain) loss on sale of property and equipment	(21,501)	46,652	(176,564)	76,810
Total costs and expenses	35,833,415	27,981,375	130,585,138	103,768,229
Total operating income	852,745	1,631,183	7,563,704	10,185,290
Other income (expense), net
Interest income	23,427	8,187	52,288	31,696
Interest expense, net of amount capitalized	(273,144)	(190,756)	(875,646)	(665,268)
Other income, net	23,856	12,376	84,351	57,654
Total other expense, net	(225,861)	(170,193)	(739,007)	(575,918)
Income before income taxes	626,884	1,460,990	6,824,697	9,609,372
Income tax provision	(36,854)	(1,982,864)	1,796,946	1,035,997
Income from continuing operations	663,738	3,443,854	5,027,751	8,573,375
Loss from discontinued operations, net of income tax benefit of $0, $102,679, $0 and $164,235, respectively	—	(172,137)	—	(275,624)
Net income	$663,738	$3,271,717	$5,027,751	$8,297,751
Net income per share of common stock — basic and diluted
Continuing operations	$0.03	$0.14	$0.20	$0.34
Discontinued operations	—	(0.01)	—	(0.01)
Net income per share of common stock — basic and diluted	$0.03	$0.13	$0.20	$0.33
Weighted average shares outstanding — basic and diluted	25,293,725	25,451,354	25,411,623	25,451,354

The Goldfield Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$11,376,373	$18,529,757
Accounts receivable and accrued billings, net	22,236,071	21,566,842
Costs and estimated earnings in excess of billings on uncompleted contracts	12,030,000	6,074,346
Income taxes receivable	1,220,527	619,552
Residential properties under construction	8,244,995	2,412,202
Prepaid expenses	634,069	993,668
Other current assets	1,835,743	1,532,110
Total current assets	57,577,778	51,728,477

Property, buildings and equipment, at cost, net	48,927,055	36,072,300
Deferred charges and other assets	6,043,642	5,831,163
Total assets	$112,548,475	$93,631,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$15,999,157	$9,379,535
Current portion of notes payable, net	7,161,890	6,099,787
Accrued remediation costs	60,101	87,553
Other current liabilities	1,278,857	166,268
Total current liabilities	24,500,005	15,733,143

Deferred income taxes	6,061,042	4,698,720
Accrued remediation costs, less current portion	436,982	434,164
Notes payable, less current portion, net	21,731,024	16,151,567
Other accrued liabilities	213,990	66,033
Total liabilities	52,943,043	37,083,627
Commitments and contingencies
Stockholders’ equity
Common stock	2,781,377	2,781,377
Capital surplus	18,481,683	18,481,683
Retained earnings	41,621,191	36,593,440
Common stock in treasury, at cost	(3,278,819)	(1,308,187)
Total stockholders’ equity	59,605,432	56,548,313
Total liabilities and stockholders’ equity	$112,548,475	$93,631,940

The Goldfield Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
EBITDA, a non-GAAP performance measure used by management, is defined as net income (loss) plus: interest expense, provision (benefit) for income taxes and depreciation and amortization, as shown in the table below. EBITDA, a non-GAAP financial measure, does not purport to be an alternative to net income (loss) as a measure of operating performance. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. We use, and we believe investors benefit from the presentation of, EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
EBITDA	2018	2017	2018	2017
Net income (GAAP as reported)	$663,738	$3,271,717	$5,027,751	$8,297,751
Interest expense, net of amount capitalized	273,144	190,756	875,646	665,268
Provision for income taxes, net (1)	(36,854)	(2,085,543)	1,796,946	871,762
Depreciation and amortization (2)	2,405,545	1,831,537	8,436,972	7,217,901
EBITDA	$3,305,573	$3,208,467	$16,137,315	$17,052,682
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(1) Provision for income tax, net is equal to the total amount of tax provision, which includes the tax benefit for discontinued operations.
(2) Depreciation and amortization include depreciation on property, plant and equipment and amortization of finite-lived intangible assets.